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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2002, except with respect to the matter discussed in Note 16, as to which the date is June 5, 2002 relating to the financial statements and financial statement schedule of AdvancePCS, which appears in AdvancePCS's Annual Report on Form 10-K for the year ended March 31, 2002.

PricewaterhouseCoopers LLP

Phoenix, Arizona
September 26, 2002